Exhibit (a)(11)

ANCHOR SERIES TRUST

AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF CLASSES

WHEREAS, the Trustee(s) of the Trust, acting pursuant to the Declaration of Trust of the Trust as then in effect, have heretofore divided the Shares of the Trust into eight Series;

WHEREAS, the Trustee(s) of the Trust, acting pursuant to the Declaration of Trust of the Trust as then in effect, have heretofore divided each Series of the Trust into one or more classes of Shares (each, a “Class”);

WHEREAS, the Trustees of the Trust on behalf of Multi-Asset Portfolio approved the establishment of Class 3 shares of the Multi-Asset Portfolio of the Trust, effective as of June 22, 2012;

WHEREAS, by a Certificate of Amendment to Establishment and Designation of Series, dated as of September 30, 2014, the Trustees of the Trust renamed the portfolio formerly known as Multi-Asset Portfolio, SA BlackRock Multi-Asset Income Portfolio;

WHEREAS, the Trustees of the Trust, acting at a meeting of the Trustees on June 7-8, 2016, designated an unlimited number of shares of Strategic Multi-Asset Portfolio as Class 3 Shares;

NOW THEREFORE, the undersigned does hereby certify that the following Classes of the Trust have been established and designated by the Trustees of the Trust with respect to the identified Series of the Trust with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Asset Allocation Portfolio	1	2	3
Capital Appreciation Portfolio	1	2	3
Government and Quality Bond Portfolio	1	2	3
Growth and Income Portfolio	1
Growth Portfolio	1	2	3
SA BlackRock Multi-Asset Portfolio	1		3
Natural Resources Portfolio	1	2	3
Strategic Multi-Asset Portfolio	1		3

1.        Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.        The number of authorized Shares of each Class is unlimited.

3.        All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4.        With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5.        The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6.        The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7.        Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 17th day of August, 2016.

/s/ Thomas D. Peeney

Assistant Secretary